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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements (Form S-8 No. 2-68366, Form S-8 No. 333-19325, Form S-8 No. 33-27866, Form S-8 No.
33-60725, Form S-8 No. 333-13751, Form S-8 No. 33-60727, Form S-8 No. 333-56947,
Form S-8 No. 333-70239, Form S-8 No. 333-61116, Form S-3 No. 33-46325, Form S-3
No. 33-52121, Form S-3 No. 333-68211, Form S-3 No. 333-84292-01, Form S-8 No.
333-104611, Form S-3 No. 333-109978 and Form S-3 No. 333-110760) of AMR
Corporation, and in the related Prospectuses, of our reports dated February 16, 2004, with respect to the consolidated financial statements and schedule of AMR Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

                                                /s/ ERNST & YOUNG LLP


Dallas, Texas
February 24, 2004